Exhibit 99.1

Press Release — For Immediate Release
October 26, 2020

Penns Woods Bancorp, Inc. Reports Third Quarter 2020 Earnings

Williamsport, PA — October 26, 2020 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $11.3 million for the nine months ended September 30, 2020, resulting in basic and diluted earnings per share of $1.61.

Highlights

•Net income, as reported under GAAP, for the three and nine months ended September 30, 2020 was $4.5 million and $11.3 million, respectively compared to $4.7 million and $12.8 million for the same period of 2019. Results for the three and nine months ended September 30, 2020 compared to 2019 were impacted by an increase in after-tax securities gains of $665,000 (from a gain of $134,000 to a gain of $799,000) for the three month period and $770,000 (from a gain of $205,000 to a gain of $975,000) for the nine month period.

•Gain on sale of loans increased $866,000 and $1.7 million, respectfully, for the three and nine months ended September 30, 2020, to $1.4 million and $2.9 million, respectively, compared to $583,000 and $1.2 million for the 2019 periods. The increase is the result of a significant increase in the number of consumers who are refinancing their mortgage due to the current low interest rate environment.

•The provision for loan losses increased $285,000 and $1.0 million, respectfully, for the three and nine months ended September 30, 2020, to $645,000 and $2.0 million, respectively, compared to $360,000 and $1.0 million for the 2019 periods. The increase is the result of the economic uncertainty caused by the COVID-19 pandemic.

•Basic and diluted earnings per share for the three and nine months ended September 30, 2020 were $0.63 and $1.61, respectively, compared to basic and diluted earnings per share of $0.66 and $1.82 for the three and nine months ended September 30, 2019.

•Return on average assets was 0.97% for the three months ended September 30, 2020, compared to 1.10% for the corresponding period of 2019. Return on average assets was 0.85% for the nine months ended September 30, 2020, compared to 1.02% for the corresponding period of 2019.

•Return on average equity was 11.05% for the three months ended September 30, 2020, compared to 12.18% for the corresponding period of 2019. Return on average equity was 9.57% for the nine months ended September 30, 2020, compared to 11.69% for the corresponding period of 2019.

COVID-19 Activity

•Approximately one third of employees working remotely.

•As of September 30, 2020, loan modification/deferral program in place to defer payments up to 180 days for principal and/or interest with $230.3 million in loan principal affected by this program.
•All COVID-19 related loan deferrals meet the requirements to not be considered a troubled debt restructuring.
•Participated in the Paycheck Protection Program ("PPP") by primarily utilizing third parties to service and place the loans.

•Significantly reduced deposit rates during the latter half of March 2020 continuing through September 2020.
•Increased the provision for loan losses due to the economic uncertainty caused by the COVID-19 pandemic.
•Net interest margin compression expected to continue as the rate environment remains below historical levels.
•Total paycheck protection program loans originated to be held on balance sheet at September 30, 2020 total $12.3 million.
Net Income

Net income from core operations (“core earnings”), which is a non-generally accepted accounting principles (GAAP) measure of net income excluding net securities gains or losses, was $3.7 million for the three months ended September 30, 2020 compared to $4.5 million for the same period of 2019. Core earnings were $10.3 million for the nine months ended September 30, 2020, compared to $12.6 million for the same period of 2019. Core earnings per share for the three months ended September 30, 2020 were $0.52 basic and diluted, compared to $0.64 basic and diluted core earnings per share for the same period of 2019. Core earnings per share for the nine months ended September 30, 2020 were $1.47 basic and diluted, compared to $1.80 basic and diluted for the same period of 2019. Core return on average assets and core return on average equity were 0.79% and 9.08% for the three months ended September 30, 2020, compared to 1.07% and 11.82% for the corresponding period of 2019. Core return on average assets and core return on average equity were 0.78% and 8.75% for the nine months ended September 30, 2020 compared to 1.01% and 11.49% for the corresponding period of 2019. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, and core earnings per share described in this press release to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three and nine months ended September 30, 2020 was 2.76% and 2.97%, compared to 3.32% and 3.34% for the corresponding periods of 2019. The decrease in the net interest margin was driven by a decrease in the yield of the loan portfolio of 34 and 11 basis points ("bps"), while the the investment portfolio yield declined 56 and 60 bps, respectively, for the three and nine month periods during the current low interest rate environment. Further compressing the net interest margin was the significant increase of interest-bearing deposits. These deposits carry a current yield of a few basis points as commercial customers have received PPP funding and retail customers have received stimulus funding. Rates paid on interest-bearing liabilities decreased over the three and nine months ended September 30, 2020 and these rate decreases will partially offset the decline in earning asset yield.

Assets

Total assets increased $167.7 million to $1.8 billion at September 30, 2020 compared to September 30, 2019.  Cash and cash equivalents increased significantly due to deposit growth resulting from the various economic recovery programs instituted at the state and federal levels the impacted both commercial and retail customers, coupled with customers becoming more risk adverse and seeking safety in a bank deposit. Net loans decreased $15.0 million to $1.3 billion at September 30, 2020 compared to September 30, 2019, as the COVID-19 business and travel restrictions curtailed various lending activities such as indirect auto, home equity, and commercial. Lending activity began to rebound as business and travel restrictions were lessened during the second and third quarters of 2020. The investment portfolio remained steady from September 30, 2019 to September 30, 2020 as cash flow was primarily invested into short-term municipal bonds.

Non-performing Loans

The ratio of non-performing loans to total loans ratio decreased to 0.77% at September 30, 2020 from 1.26% at September 30, 2019 as non-performing loans have decreased to $10.4 million at September 30, 2020 from $17.2 million at September 30, 2019 primarily due to a commercial loan relationship that was partially charged-off during the fourth quarter of 2019. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have a specific allocation for any impairment recorded within the allowance for loan losses. Net loan charge-offs of $193,000 for the nine months ended September 30, 2020 impacted the allowance for loan losses, which was 1.00% of total loans at September 30, 2020 compared to 1.04% at September 30, 2019.

Deposits

Deposits increased $159.4 million to $1.5 billion at September 30, 2020 compared to September 30, 2019. Noninterest-bearing deposits increased $106.9 million to $434.2 million at September 30, 2020 compared to September 30, 2019.  Driving deposit growth was the receipt of PPP funding by commercial customers, stimulus funding by retail customers, and customers becoming more risk adverse and seeking safety in a bank deposit. Emphasis during 2020 has been on increasing the utilization of electronic (internet and mobile) deposit banking among our customers. Utilization of internet and mobile banking has increased since the start of 2020 due to these efforts coupled with a change in consumer behavior due to the business and travel restrictions caused by the COVID-19 pandemic.

Shareholders’ Equity

Shareholders’ equity increased $7.4 million to $162.4 million at September 30, 2020 compared to September 30, 2019. The change in accumulated other comprehensive loss from $1.9 million at September 30, 2019 to $678,000 at September 30, 2020 is a result of an increase in unrealized gains on available for sale securities (from an unrealized gain of $3.3 million at September 30, 2019 to an unrealized gain of $4.4 million at September 30, 2020). The amount of accumulated other comprehensive loss at September 30, 2020 was also impacted by the change in net excess of the projected benefit obligation over the fair value of the plan assets of the defined benefit pension plan, resulting in a decrease in the net loss of $47,000. The current level of shareholders’ equity equates to a book value per share of $23.05 at September 30, 2020 compared to $22.03 at September 30, 2019, and an equity to asset ratio of 8.82% at September 30, 2020 compared to 9.27% at September 30, 2019. Dividends declared for the nine months ended September 30, 2020 and 2019 were $0.96 per share and $0.94 per share, respectively.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates seventeen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, and Union Counties, and Luzerne Bank, which operates nine branch offices providing financial services in Luzerne County.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group. Insurance products are offered through United Insurance Solutions, LLC, a joint venture that is a subsidiary of the holding company.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; or (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com
THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30,
(In Thousands, Except Share Data)	2020	2019	% Change
ASSETS:
Noninterest-bearing balances	$34,987	$25,990	34.62%
Interest-bearing balances in other financial institutions	191,285	31,351	510.14%
Total cash and cash equivalents	226,272	57,341	294.61%

Investment debt securities, available for sale, at fair value	149,675	149,075	0.40%
Investment equity securities, at fair value	1,291	1,820	(29.07)%
Investment securities, trading	35	47	(25.53)%
Restricted investment in bank stock, at fair value	15,006	13,502	11.14%
Loans held for sale	6,647	1,868	255.84%
Loans	1,349,140	1,364,984	(1.16)%
Allowance for loan losses	(13,429)	(14,249)	(5.75)%
Loans, net	1,335,711	1,350,735	(1.11)%
Premises and equipment, net	32,886	33,366	(1.44)%
Accrued interest receivable	8,540	5,267	62.14%
Bank-owned life insurance	33,474	29,107	15.00%
Goodwill	17,104	17,104	—%
Intangibles	724	960	(24.58)%
Operating lease right of use asset	3,184	4,217	(24.50)%
Deferred tax asset	3,409	3,744	(8.95)%
Other assets	6,821	4,942	38.02%
TOTAL ASSETS	$1,840,779	$1,673,095	10.02%

LIABILITIES:
Interest-bearing deposits	$1,057,562	$1,005,078	5.22%
Noninterest-bearing deposits	434,248	327,329	32.66%
Total deposits	1,491,810	1,332,407	11.96%

Short-term borrowings	15,009	5,987	150.69%
Long-term borrowings	153,534	162,290	(5.40)%
Accrued interest payable	1,491	1,666	(10.50)%
Operating lease liability	3,219	4,228	(23.86)%
Other liabilities	13,287	11,456	15.98%
TOTAL LIABILITIES	1,678,350	1,518,034	10.56%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 7,527,605 and 7,517,796 shares issued; 7,047,380 and 7,037,571 shares outstanding	41,820	41,758	0.15%
Additional paid-in capital	52,268	51,290	1.91%
Retained earnings	81,127	76,009	6.73%
Accumulated other comprehensive loss:
Net unrealized gain on available for sale securities	4,440	3,266	35.95%
Defined benefit plan	(5,118)	(5,165)	0.91%
Treasury stock at cost, 480,225	(12,115)	(12,115)	—%
TOTAL PENNS WOODS BANCORP, INC. SHAREHOLDERS' EQUITY	162,422	155,043	4.76%
Non-controlling interest	7	18	(61.11)%
TOTAL SHAREHOLDERS' EQUITY	162,429	155,061	4.75%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,840,779	$1,673,095	10.02%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In Thousands, Except Per Share Data)	2020	2019	% Change	2020	2019	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$14,080	$15,426	(8.73)%	$43,403	$45,595	(4.81)%
Investment securities:
Taxable	925	998	(7.31)%	2,958	2,899	2.04%
Tax-exempt	170	167	1.80%	484	520	(6.92)%
Dividend and other interest income	212	493	(57.00)%	747	1,345	(44.46)%
TOTAL INTEREST AND DIVIDEND INCOME	15,387	17,084	(9.93)%	47,592	50,359	(5.49)%

INTEREST EXPENSE:
Deposits	2,569	3,165	(18.83)%	8,406	8,336	0.84%
Short-term borrowings	8	7	14.29%	37	790	(95.32)%
Long-term borrowings	965	1,009	(4.36)%	2,893	2,739	5.62%
TOTAL INTEREST EXPENSE	3,542	4,181	(15.28)%	11,336	11,865	(4.46)%

NET INTEREST INCOME	11,845	12,903	(8.20)%	36,256	38,494	(5.81)%

PROVISION FOR LOAN LOSSES	645	360	79.17%	2,040	1,035	97.10%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,200	12,543	(10.71)%	34,216	37,459	(8.66)%

NON-INTEREST INCOME:
Service charges	388	622	(37.62)%	1,249	1,776	(29.67)%
Debt securities gains, available for sale	1,013	189	435.98%	1,220	200	510.00%
Equity securities (losses) gains	—	(21)	100.00%	30	44	(31.82)%
Securities (losses) gains, trading	(2)	2	(200.00)%	(16)	15	(206.67)%
Bank-owned life insurance	156	143	9.09%	492	434	13.36%
Gain on sale of loans	1,449	583	148.54%	2,921	1,246	134.43%
Insurance commissions	101	93	8.60%	320	346	(7.51)%
Brokerage commissions	224	353	(36.54)%	779	1,032	(24.52)%
Debit card income	352	333	5.71%	936	1,032	(9.30)%
Other	354	525	(32.57)%	1,162	1,420	(18.17)%
TOTAL NON-INTEREST INCOME	4,035	2,822	42.98%	9,093	7,545	20.52%

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,465	5,488	(0.42)%	16,362	16,512	(0.91)%
Occupancy	599	638	(6.11)%	1,927	2,085	(7.58)%
Furniture and equipment	837	885	(5.42)%	2,525	2,421	4.30%
Software amortization	257	234	9.83%	743	629	18.12%
Pennsylvania shares tax	340	285	19.30%	948	863	9.85%
Professional fees	608	585	3.93%	1,888	1,834	2.94%
Federal Deposit Insurance Corporation deposit insurance	271	—	n/a	650	504	28.97%
Marketing	61	98	(37.76)%	170	233	(27.04)%
Intangible amortization	53	62	(14.52)%	174	202	(13.86)%
Other	1,216	1,266	(3.95)%	4,041	4,131	(2.18)%
TOTAL NON-INTEREST EXPENSE	9,707	9,541	1.74%	29,428	29,414	0.05%
INCOME BEFORE INCOME TAX PROVISION	5,528	5,824	(5.08)%	13,881	15,590	(10.96)%
INCOME TAX PROVISION	1,051	1,170	(10.17)%	2,563	2,741	(6.49)%
NET INCOME	$4,477	$4,654	(3.80)%	$11,318	$12,849	(11.92)%
Earnings attributable to noncontrolling interest	5	4	25.00%	13	10	30.00%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$4,472	$4,650	(3.83)%	$11,305	$12,839	(11.95)%
EARNINGS PER SHARE - BASIC	$0.63	$0.66	(4.55)%	$1.61	$1.82	(11.54)%
EARNINGS PER SHARE - DILUTED	$0.63	$0.66	(4.55)%	$1.61	$1.82	(11.54)%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,045,336	7,037,055	0.12%	7,042,578	7,036,181	0.09%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,045,336	7,037,055	0.12%	7,042,578	7,036,181	0.09%
DIVIDENDS DECLARED PER SHARE	$0.32	$0.31	3.23%	$0.96	$0.94	2.13%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	Three Months Ended
	September 30, 2020			September 30, 2019
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$42,047	$386	3.65%	$66,617	$505	3.04%
All other loans	1,313,474	13,775	4.17%	1,317,964	15,027	4.57%
Total loans	1,355,521	14,161	4.16%	1,384,581	15,532	4.50%

Taxable securities	140,695	1,116	3.23%	137,394	1,284	3.79%
Tax-exempt securities	30,587	216	2.87%	25,769	211	3.32%
Total securities	171,282	1,332	3.16%	163,163	1,495	3.72%

Interest-bearing deposits	203,817	21	0.04%	36,853	207	2.25%

Total interest-earning assets	1,730,620	15,514	3.57%	1,584,597	17,234	4.37%

Other assets	121,901			101,318

TOTAL ASSETS	$1,852,521			$1,685,915

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$199,420	51	0.10%	$169,628	66	0.16%
Super Now deposits	273,190	489	0.71%	232,918	481	0.83%
Money market deposits	263,926	330	0.50%	237,362	581	0.98%
Time deposits	329,190	1,699	2.05%	370,229	2,037	2.21%
Total interest-bearing deposits	1,065,726	2,569	0.96%	1,010,137	3,165	1.26%

Short-term borrowings	17,517	8	0.18%	7,990	7	0.35%
Long-term borrowings	165,064	965	2.33%	169,017	1,009	2.26%
Total borrowings	182,581	973	2.12%	177,007	1,016	2.18%

Total interest-bearing liabilities	1,248,307	3,542	1.13%	1,187,144	4,181	1.39%

Demand deposits	424,753			324,940
Other liabilities	17,644			21,151
Shareholders’ equity	161,817			152,680

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,852,521			$1,685,915
Interest rate spread			2.44%			2.98%
Net interest income/margin		$11,972	2.76%		$13,053	3.32%

	Three Months Ended September 30,
	2020	2019
Total interest income	$15,387	$17,084
Total interest expense	3,542	4,181
Net interest income	11,845	12,903
Tax equivalent adjustment	127	150
Net interest income (fully taxable equivalent)	$11,972	$13,053

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	Nine Months Ended
	September 30, 2020			September 30, 2019
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$46,476	$1,138	3.27%	$69,973	$1,592	3.04%
All other loans	1,304,207	42,504	4.35%	1,315,022	44,337	4.51%
Total loans	1,350,683	43,642	4.32%	1,384,995	45,929	4.43%

Taxable securities	143,601	3,582	3.38%	131,451	3,934	4.05%
Tax-exempt securities	27,558	613	3.02%	26,813	658	3.32%
Total securities	171,159	4,195	3.32%	158,264	4,592	3.92%

Interest-bearing deposits	125,447	123	0.13%	18,050	310	2.30%

Total interest-earning assets	1,647,289	47,960	3.89%	1,561,309	50,831	4.36%

Other assets	116,868			109,278

TOTAL ASSETS	$1,764,157			$1,670,587

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$189,205	209	0.15%	$168,909	147	0.12%
Super Now deposits	248,327	1,322	0.71%	236,965	1,313	0.74%
Money market deposits	234,772	1,225	0.70%	242,630	1,649	0.91%
Time deposits	356,897	5,650	2.11%	335,456	5,227	2.08%
Total interest-bearing deposits	1,029,201	8,406	1.09%	983,960	8,336	1.13%

Short-term borrowings	13,195	37	0.37%	45,046	790	2.34%
Long-term borrowings	165,702	2,893	2.33%	153,684	2,739	2.24%
Total borrowings	178,897	2,930	2.19%	198,730	3,529	2.26%

Total interest-bearing liabilities	1,208,098	11,336	1.25%	1,182,690	11,865	1.32%

Demand deposits	378,889			318,602
Other liabilities	19,682			22,705
Shareholders’ equity	157,488			146,590

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,764,157			$1,670,587
Interest rate spread			2.64%			3.04%
Net interest income/margin		$36,624	2.97%		$38,966	3.34%

	Nine Months Ended September 30,
	2020	2019
Total interest income	$47,592	$50,359
Total interest expense	11,336	11,865
Net interest income	36,256	38,494
Tax equivalent adjustment	368	472
Net interest income (fully taxable equivalent)	$36,624	$38,966

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Operating Data
Net income	$4,472	$3,760	$3,073	$2,833	$4,650
Net interest income	11,845	12,250	12,161	12,321	12,903
Provision for loan losses	645	645	750	1,700	360
Net security gains	1,011	198	28	489	170
Non-interest income, excluding net security gains	3,024	2,423	2,409	2,418	2,652
Non-interest expense	9,707	9,611	10,110	10,294	9,541

Performance Statistics
Net interest margin	2.76%	3.01%	3.19%	3.22%	3.32%
Annualized return on average assets	0.97%	0.85%	0.74%	0.68%	1.10%
Annualized return on average equity	11.05%	9.60%	7.83%	7.22%	12.18%
Annualized net loan charge-offs to average loans	0.06%	0.05%	0.04%	1.19%	0.03%
Net charge-offs	193	168	144	4,055	112
Efficiency ratio	64.89%	65.10%	68.96%	69.42%	60.98%

Per Share Data
Basic earnings per share	$0.63	$0.53	$0.44	$0.40	$0.66
Diluted earnings per share	0.63	0.53	0.43	0.39	0.66
Dividend declared per share	0.32	0.32	0.32	0.32	0.31
Book value	23.05	22.66	22.23	22.01	22.03
Common stock price:
High	22.83	27.75	35.36	35.58	30.93
Low	19.61	20.01	19.05	29.68	26.87
Close	19.85	22.71	24.30	35.58	30.83
Weighted average common shares:
Basic	7,045	7,042	7,041	7,040	7,037
Fully Diluted	7,045	7,042	7,103	7,338	7,037
End-of-period common shares:
Issued	7,528	7,523	7,521	7,521	7,518
Treasury	480	480	480	480	480

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Financial Condition Data:
General
Total assets	$1,840,779	$1,838,364	$1,688,508	$1,665,323	$1,673,095
Loans, net	1,335,711	1,336,370	1,336,900	1,343,650	1,350,735
Goodwill	17,104	17,104	17,104	17,104	17,104
Intangibles	724	777	836	898	960
Total deposits	1,491,810	1,474,305	1,326,734	1,324,005	1,332,407
Noninterest-bearing	434,248	418,324	332,759	334,746	327,329
Savings	202,781	195,964	183,929	176,732	171,370
NOW	268,463	268,348	229,919	218,605	219,466
Money Market	274,480	247,753	204,832	216,038	239,926
Time Deposits	311,838	343,915	375,295	377,884	374,316
Total interest-bearing deposits	1,057,562	1,055,980	993,975	989,259	1,005,078

Core deposits*	1,179,972	1,130,389	951,439	946,121	958,091
Shareholders’ equity	162,422	159,578	156,562	154,960	155,061

Asset Quality
Non-performing loans	$10,396	$11,097	$11,300	$12,421	$17,208
Non-performing loans to total assets	0.56%	0.60%	0.67%	0.75%	1.03%
Allowance for loan losses	13,429	12,977	12,500	11,894	14,249
Allowance for loan losses to total loans	1.00%	0.96%	0.93%	0.88%	1.04%
Allowance for loan losses to non-performing loans	129.17%	116.94%	110.62%	95.76%	82.80%
Non-performing loans to total loans	0.77%	0.82%	0.84%	0.92%	1.26%

Capitalization
Shareholders’ equity to total assets	8.82%	8.68%	9.27%	9.31%	9.27%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in Thousands, Except Per Share Data)	2020	2019	2020	2019
GAAP net income	$4,472	$4,650	$11,305	$12,839
Less: net securities gains, net of tax	799	134	975	205
Non-GAAP core earnings	$3,673	$4,516	$10,330	$12,634

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Return on average assets (ROA)	0.97%	1.10%	0.85%	1.02%
Less: net securities gains, net of tax	0.18%	0.03%	0.07%	0.01%
Non-GAAP core ROA	0.79%	1.07%	0.78%	1.01%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Return on average equity (ROE)	11.05%	12.18%	9.57%	11.69%
Less: net securities gains, net of tax	1.97%	0.36%	0.82%	0.20%
Non-GAAP core ROE	9.08%	11.82%	8.75%	11.49%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Basic earnings per share (EPS)	$0.63	$0.66	$1.61	$1.82
Less: net securities gains, net of tax	0.11	0.02	0.14	0.02
Non-GAAP basic core EPS	$0.52	$0.64	$1.47	$1.80

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Diluted EPS	$0.63	$0.66	$1.61	$1.82
Less: net securities gains, net of tax	0.11	0.02	0.14	0.02
Non-GAAP diluted core EPS	$0.52	$0.64	$1.47	$1.80

Loan Deferrals

(In Thousands)	Amount
Commercial, financial, and agricultural	$25,933
Real estate mortgage:
Residential	61,712
Commercial	128,820
Construction	6,698
Consumer automobile loans	6,264
Other consumer installment loans	899
Total loan deferrals	$230,326